Exhibit 99.1

Allied Nevada Announces Appointment of Randy Buffington as Executive Vice President and Chief Operating Officer

January 18, 2013 – Reno, Nevada – Allied Nevada Gold Corp. (“Allied Nevada” or the “Company”) (TSX: ANV; NYSE-MKT: ANV) is pleased announce that Mr. Randy Buffington will join Allied Nevada as Executive Vice President and Chief Operating Officer on February 4, 2013. In addition to managing all aspects of current operations at Hycroft, Randy will provide oversight to the technical services, metallurgy, permitting, engineering and construction teams.

“Randy will be key to the success of the organization as we continue to manage operating and construction activities at Hycroft,” comments Scott Caldwell, President & CEO of Allied Nevada. “His experience and operating expertise in large open pit projects will be particularly essential as we build one of North America’s largest gold and silver mines.”

Randy brings with him over 28 years of management, operations, engineering and construction experience, which he attained through his various management positions at globally focused mid-tier and senior mining companies. He joins us most recently from Coeur d’Alene Mines Corporation, where he was Senior Vice President, Operations and was responsible for the safe operation of five mines located in Bolivia, Argentina, Mexico and the United States. Prior to that, he served in a variety of general management roles with Barrick Gold Corporation, including Managing Director of Barrick’s Lumwana copper mine in Zambia; General Manager of Barrick’s Goldstrike mine complex; and General Manager of their Ruby Hill and Bald Mountain mines in Nevada. Prior to his time at Barrick Gold Corporation, Mr. Buffington gained significant experience in Nevada working at Placer Dome Inc.’s Bald Mountain mine and Cominco American Inc.’s Buckhorn Mine. Randy has a Masters degree in Civil Engineering.

For further information on Allied Nevada, please contact:

Scott Caldwell	Tracey Thom
President & CEO	Vice President, Investor Relations
(775) 358-4455	(416) 409-6007

or visit the Allied Nevada website at www.alliednevada.com.

Cautionary Statement Regarding Forward Looking Information

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and the U.S. Securities Exchange Act of 1934 (and the equivalent under Canadian securities laws), that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements include, without limitation, expected growth and development of the Company and its operations; feasibility studies for the Hycroft Milling Project; and other statements that are not historical facts. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. Although Allied Nevada management believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, risks that Allied Nevada’s exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold and silver; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; uncertainties relating to obtaining approvals and permits from governmental regulatory authorities; and availability and timing of capital for financing the Company’s exploration and development activities, including the uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Allied Nevada’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) including, without limitation, its latest Quarterly Report on Form 10-Q. The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.